Exhibit 10.3
EXECUTION COPY – SECOND RELEASE / AMENDMENT

VIA EMAIL
November 26, 2024

Hope Mehlman
[address on file]

Dear Hope:

Amendment to Agreement Between Hope Mehlman and Discover Financial Services, dated September 5, 2024 (the “September 5th Agreement)

The parties hereby agree that paragraph 1 of the September 5th Agreement is hereby amended to provide that Ms. Mehlman’s last day of employment shall be the earlier of the Effective Date as defined in the Merger Agreement or November 30, 2024. All other terms and conditions of the September 5th Agreement shall remain unchanged.

TO BE SIGNED ON OR WITHIN 5 DAYS AFTER THE RESIGNATION DATE

By signing below, each of the parties hereto re-affirms the release of claims set forth in Sections 3 and 4, as applicable, through the Resignation Date (other than the Excluded Claims).

DISCOVER FINANCIAL SERVICES

By: /s/ J. Michael Shepherd
Name: J. Michael Shepherd
Title: Interim President & CEO

/s/ Hope Mehlman
Hope Mehlman
Date: November 27, 2024